U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2003

BUSINESS BANCORP

(Exact  name of registrant as specified in its charter)

000-31593

(Commission File Number)

California	33-0884369
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1248 Fifth Avenue

San Rafael, California 94901

(415) 784-2300

(Address and telephone number of principal executive offices)

Item 5. Other Events

On May 27, 2003, Business Bancorp issued a press release announcing its second quarter 2003 cash dividend and a five percent stock dividend.  The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Item 7.  Exhibits

(c) Exhibits

99.1 Press Release dated May 27, 2003 re cash dividend and stock dividend

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of May, 2003.

By	/s/ Patrick E. Phelan
Patrick E. Phelan
Executive Vice President / Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)
Director